PART-TIME EMPLOYMENT, NON-COMPETITION, DISABILITY, AND RETIREMENT AGREEMENT


      AGREEMENT made as of the 23rd day of October, 1998 between David B. Lederer ("Executive") and Detection Systems, Inc., a New York corporation ("Company"). It is the intent that this Agreement will supersede the Part-Time Employment Agreement, dated August 15, 1997, which became effective April 2, 1998.
                                  WITNESSETH:
      In consideration of the mutual covenants contained herein, the parties agree as follows:

            1. Effectiveness and Terms. This Agreement shall be binding on the parties as of its date set forth above (the "Commencement Date" herein). "Term of Employment" as used herein shall mean the period commencing on the Commencement Date and continuing thereafter through December 31 of the year in which Executive's 68th birthday occurs, unless the Company and Executive agree in writing to extend the Term of Employment, in which case the Term of
Employment shall have the meaning as determined at that time; provided, however, that Executive's employment services may be earlier terminated as hereinafter expressly set forth or as may be agreed between Executive and the Company, in which event the Term of Employment shall mean the period from the Commencement Date through the date of such earlier termination (but such a termination shall not affect Executive's obligation to provide minimum consulting services as provided in Section 5 below).

      2. Non-Competition. During any period (a) in which Executive is being paid currently for employment services as provided in Section 4 below,
(b) in which  Executive is being paid currently the  compensation  called for by
Section 3 below, (c) in which Executive is being paid currently for disability benefits as provided under Section 11 below, or (d) in which Executive is being paid currently for retirement benefits as provided under Section 9 or 10 below, Executive shall not, without the prior written consent of the Board of Directors of the Company, engage, as an employee, partner, consultant, venturer, entrepreneur, or otherwise, in the development or sale of any product or service which is competitive with any product or service sold or under active development by the Company during the Term of Employment.

      3.    Compensation  for  Non-Competition.  After  the  Term of  Employment
has ended,  in  consideration  for  Executive's  non-competition  as provided in
Section 2 above, the Company shall pay and provide to Executive the following compensation and benefits through December 31 of the year in which Executive attains the age of 68:
      (a) An annual non-competition fee equal to or greater than $120,000, that fee to be increased each year if and to the extent the CPI (defined below) has increased during the preceding year (and any fees earned as a director of the Company shall be credited to that fee), which fee shall be paid in full on January 2 of each year;
      (b) The Executive will not participate in any of the Company's executive incentive compensation plans except for any such plan or plans which expressly refer to this Agreement;
      (c) Grants of options under any Company stock option plan that permits such options, in such amounts as are determined by the Board of Directors or the Committee of the Board administering the plan;
      (d) Participation in Company pension, deferred compensation, insurance, health and welfare and other benefit plans in effect on the date of this Agreement; and
      (e) Continuation of all plans in which the Executive participates, including existing fringe benefits and executive perquisites to which Executive is entitled as of the date immediately prior to the Commencement Date under this Agreement.
      Beginning on the January 1 after the year in which Executive attains the age of 68, the retirement benefits set forth in Sections 9 and 10 below shall be the full consideration to be paid to Executive for his non-competition.

      4. Employment. The Company hereby employs Executive in the capacity of Vice President, Business Development for the Term of Employment commencing on the Commencement Date. The Company agrees to provide Executive with such offices and such operational and administrative support as is consistent with his position and responsibilities under this Agreement. The compensation and benefits which the Company shall provide Executive for his services during the Term of Employment shall include, but not be limited to, (a) base salary equal to or greater than $130,286 (including directors fees, if applicable) and (b) the benefits listed in clauses (b), (c), (d), and (e) of Section 3 above. Executive agrees that he will devote approximately half time and his best efforts during reasonable business hours to performance of the duties and responsibilities of his office during the Term of Employment. Executive also agrees not to disclose trade secrets of the Company, or to engage in any other activity which is detrimental to the interests of the Company, during the Term of Employment.
      Notwithstanding any of the other provisions of this Agreement, the Term of Employment will automatically terminate upon Executive's death and thereupon all payments and non-vested benefits payable hereunder and under
Section 3 above shall cease, except for any death benefits and any survivor benefits for his spouse which are provided under the Company's employee plans and except for the retirement benefits set forth in Section 9 for any surviving spouse. Those retirement benefits shall be paid pursuant to Section 9 commencing after Executive's 68th birthday would have occurred, except that the surviving spouse may elect, by written notice given to the Company's President or Secretary, to receive early retirement benefits as provided in
Section 10 below, in which case the provisions of Section 9 below shall apply, except that the initial retirement wage benefit shall be calculated as provided in Section 10.
      The Company may terminate Executive's services due to Executive's permanent disability, as determined by the Board of Directors in good faith based on the certification of an independent M.D., and thereupon all payments and non-vested benefits under this Section 4 and under Section 3 shall cease except that the disability and retirement benefits shall be paid in accordance with the provisions of Sections 9, 10, and 11 below.

      5. Minimum Consulting Services. After a termination of Executive's services pursuant to Section 7, 8, or 9 below, the Company shall nevertheless have the right to call upon Executive, so long as Executive is able, for up to 8 days of consulting services per year to provide information concerning matters that occurred, were developed, or were determined while Executive was a full-time or part-time employee of the Company. Unless otherwise agreed, these consulting services shall be rendered at a place and time mutually agreed (but within 25 miles of Executive's residence at the time) and shall be paid at the rate of $1,200 per day (or up to 100 hours of consulting services per year at an hourly rate to be agreed upon). Any other consulting services shall be provided if, as, and when the parties may agree.

      6.    Executive's   Acceptance.    Executive   agrees   to   provide   the
employment and the consulting services described in this Agreement.

      7. Termination for Cause. The Company may terminate Executive's services immediately and without prior notice to Executive for "Cause" as defined below. The existence of Cause shall be determined by the Company's Board of Directors (other than Executive) acting in good faith. "Cause" is defined, and shall be limited to, a good faith determination by the Board of Directors that any of the following has occurred:
      (a) Executive has knowingly misappropriated for his benefit a material amount of funds or property of the Company;
      (b) Executive has obtained a material personal profit from any illegal Company transaction with a third party;
      (c) Executive has obtained a material personal profit from the use of the Company's trade secrets other than on its behalf; or
      (d) The Company has suffered material financial harm from knowingly illegal action by Executive other than on the Company's behalf or for its benefit.
      If Executive's services are terminated by the Company for Cause, he shall continue to be paid compensation and benefits for his non-competition in accordance with the provisions of Section 3 above, for any minimum consulting services provided pursuant to Section 5 above, and retirement benefits in accordance with Section 9 and, if elected, Section 10 below, provided that his cash compensation (including retirement benefit payments to be provided under this Agreement) shall be reduced by the amount of any monetary damage suffered by the Company due to the Cause, as determined by a court of competent jurisdiction, prorated over the actuarially determined term of all such payments beginning on such determination.

      8. Resignation. If, at any time prior to Executive's retirement as provided in Section 9 below, Karl H. Kostusiak is no longer employed as the full time senior executive officer of the Company, Executive shall have the option of resigning from his employment obligations under Section 4 of this Agreement by giving written notice thereof to the Company's President or Secretary, but no resignation shall affect Executive's obligation to provide the minimum consulting services provided for in Section 5 above.

      9.    Retirement.  The Company  hereby  agrees that,  if not ended sooner, the Term of Employment as used in this Agreement shall end at the close of business on December 31 of the year in which Executive attains the age of 68, and beginning on the opening of business on January 1 of the next year (and regardless whether the Term of Employment ended prior to that December 31), the Company will pay Executive retirement benefits for his lifetime and for his spouse's lifetime, if his spouse survives him, as follows:
      (a) a retirement wage benefit initially equal to 20% of the base salary rate being paid to Executive at the end of his full time employment with the Company, increased for each year after the end of his full time employment by any increase in the CPI (as defined below), except that the retirement wage benefit shall be equal to 60% of that base salary rate at the end of Executive's full time employment with the Company, plus CPI increases, effective for any retirement year after a Change in Control and after the conditions described in Section 20(b)(ii) below have occurred which would allow Executive to give the notice described there (disregarding his retirement, if any), and except that the retirement wage benefit for his spouse shall be 75% of the amount thus calculated for each year after the year of Executive's death;
      (b) continuation of Executive's participation (for himself and his spouse) in the health program in effect on the date of this Agreement (including for dental and eye care coverage, an annual physical examination, and similar benefits); and
      (c) continuation of all other benefits provided at time of retirement, such continuation limited in individual benefit cost to 60% of the maximum annual cost of such benefit in any year prior to retirement, plus CPI increases,

      For these purposes:
            (1) unless otherwise agreed or directed by law or a court, "spouse" shall mean the person to whom Executive is married at the time any benefit is to be paid, or, after Executive's death, the person to whom Executive was married at the time of his death;
            (2) "CPI" shall mean the Consumer Price Index, all Urban Wage Earners as determined by the United States Department of Labor, Bureau of Labor Statistics, or any successor governmental agency or, lacking any such successor, any other authoritative source designated in good faith by the Board of Directors; and the wage benefit shall be increased as of January 1 each year by multiplying the wage benefit paid during the previous year by any fraction greater than one calculated by dividing the CPI most recently computed and available at the end of that previous year by the CPI most recently computed and available at the end of the year previous to that; the CPI shall not be used to decrease the wage benefit.
      The parties agree: (x) that the foregoing retirement benefits are in addition to any other retirement benefits that may be available to Executive (such as the Company's 401(k) savings plan), (y) that payment of these retirement benefits may be terminated if a court of law determines that Executive has violated the provisions of Section 2 above, and (z) that the Company will purchase and maintain life insurance sufficient to fund the estimated benefits for Executive's spouse (estimated no later than Executive's retirement date; any excess policy proceeds to be available, if agreed, to purchase shares of the Company's Common Stock held in Executive's estate) and the policy or policies of such insurance shall be held in trust designated for this purpose.

      (d) The retirement benefits provided under this Section 9 (and, if applicable, Section 10) shall be paid as provided herein regardless whether the Company has any claims against Executive for default under this Agreement or for any other breach of duty or otherwise, and, except as otherwise provided in Section 7 above, the Company shall pay those retirement benefits as provided and must pursue remedies for any such default or other breach of duty or other claim separately and independently.

      10. Early Retirement Benefits. The parties agree that, in the circumstances expressly provided in this Agreement, Executive and/or Executive's spouse shall be paid early retirement benefits in accordance with the following:
      (a) The provisions of Section 9 shall apply to Executive's and the spouse's retirement benefits as provided therein, except as expressly modified by this Section 10, and shall be paid beginning at the time payment of the early retirement benefits actually commences as provided in this Agreement;
      (b) The initial retirement wage benefit shall not be the amount set forth in Section 9(a) above, but shall be calculated as follows: multiply the initial retirement wage benefit (calculated in accordance with Section 9(a) above) by the actuarially determined number of years it would be paid during Executive's then actuarially determined remaining lifespan as if Executive's 68th birthday had just occurred; then divide that amount by the number of years then actuarially determined to be Executive's actual expected remaining lifespan based on his actual age at that time. The amount thus calculated shall be the initial annual retirement wage benefit for purposes of Section 9(a) above.

      11. Disability. If Executive is determined to be permanently disabled in accordance with the provisions of Section 4 above, Executive shall be paid disability benefits from that date through December 31 of the year in which Executive attains the age of 68, which disability benefits shall be equal to the non-competition compensation and benefits and the salary that would have been paid to Executive pursuant to Sections 3 and 4 above if he had not become disabled, provided that, to the extent the disability wage benefits are not taxable income to Executive under the U.S. Internal Revenue Code of 1986, as amended, the disability benefit amount shall equal 60% of the compensation and salary that would have been paid pursuant to Sections 3 and 4 above.

      12. Stock Transfers by Executive and Executive's Estate and Heirs. So long as this Agreement is in effect, Executive shall not sell any shares of Company Common Stock except (a) in transactions approved in advance by the Company's Board of Directors or (b) pursuant to all the conditions of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (or any rule thus promulgated which is a successor to Rule
144); provided, however, that no such sales shall be made in any block trade or when there is any plan, program, or tender offer announced by any person other than the Company to acquire shares of the Company's Common Stock and that person was required to file a statement, schedule, or other report with respect thereto with the U.S. Securities and Exchange Commission under Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder. Executive agrees that restrictive legends referring to the provisions of this Section 12 shall be placed upon all certificates representing shares to which this Section 12 applies. The provisions of this
Section 12 shall terminate upon any Change in Control or Executive's death, whichever may first occur and shall not apply thereafter.

      13. Expenses and Interest. If the Company is found by a court of competent jurisdiction to have breached this Agreement, the Company shall pay the costs and expenses (including reasonable attorneys fees) incurred by Executive in any litigation seeking damages in respect of such breach or to enforce the performance of this Agreement by Company, together with interest on each installment of wages or benefits paid late by the Company calculated to the date of actual payment at an annual rate equal to 3% over the highest rate then paid by the Company under its short term borrowing arrangements with an independent institutional lender (and if there is no such lender, then 4% above the prevailing prime rate as reported in the Wall Street Journal).

      14. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be delivered personally or given by prepaid, certified, return receipt requested, first class mail addressed:
      (a) if to the Company, to at least two members of the Board of Directors, c/o the Company's Secretary at the address of the Company's principal office;
      (b) if to Executive, at his home mailing address on file with the Company; and
      (c) to such other address as the party to which such notice is to be given shall have notified (in accordance with the provisions of this Section
14) as its substitute address for the purpose of this Agreement.
      Any notice given as aforesaid shall be deemed conclusively to have been received on the fifth business day after such mailing.

      15. Amendment. It is agreed that no change or modification of this Agreement shall be made except in a writing signed by both parties.

      16. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not be affected thereby.

      17. Law Governing. The validity, interpretation, and effect of this Agreement shall be governed by the laws of the State of New York.

      18. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company during the Term of Employment and with respect to non-competition, minimum consulting, and disability and retirement benefits (but does not affect pension and other benefit plans and arrangements in which Executive participates). There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein with respect to the Term of Employment. As of the Commencement Date this Agreement supersedes all prior agreements, arrangements, and understandings between the parties, whether oral or written, with respect to employment or consulting services of Executive on and after the Commencement Date.

      19.   [Intentionally left blank]

      20.   Change in Control.
      (a) A "Change in Control" of the Company shall be deemed to have occurred if:
                  (1)   any  "person,"  as such term is used in  Sections  13(d)
            and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;
                  (2)   there  is  elected  35% or  more of the  members  of the
            Board of Directors of the Company without the approval of the nomination of such members by a majority of the Board serving prior to such election;
                  (3)   the  shareholders  of the  Company  approve  a merger or
            consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 75% of the combined voting power of the voting securities of the Company, or such surviving entity, outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 25% of the combined voting power of the Company's then-outstanding securities; or
                  (4)   The  shareholders  of the Company  approve an  agreement
            for the sale or disposition by the Company and all or substantially all of the Company's assets.

      (b)   If:

          (i) any Change in Control of the Company occurs while this Agreement is effective, and

          (ii) Executive gives notice to the Company or the Company (acting upon a determination of its Board of Directors) gives notice to Executive, in either case to the effect that the six month period called for by this subsection 20(b) shall begin to run (provided that Executive shall not have the right to give that notice unless Karl H. Kostusiak is no longer employed as the full time senior executive officer of the Company at the time or he either has consented in writing to the giving of that notice or has given a similar such notice for himself under his applicable agreement with the Company), and

          (iii)Executive's employment is terminated by Executive or by the Company (other than for Executive's death or disability) within six months after the date the notice provided for in (ii) above is received (in Executive's case the termination being effected by Executive giving notice within that six month period, effective within 30 days after the notice is given, that his employment is terminated to the extent permitted under Section 8 above), regardless the reason, if any, and regardless which party gave the notice provided for in (ii) above, then the Company shall pay, transfer, and provide to Executive the following amounts, benefits, and assets:

                  (1) The Company shall pay to Executive the sum of Executive's full non-competition compensation and salary through the effective date of termination of his employment at the rate in effect at the time of termination or at the time the Change in Control occurs, whichever is higher, and an amount equal to the amount of any bonus which has been earned by him but not yet paid to him. These two amounts shall be paid to Executive in a lump sum within five days following the effective date of termination, or in the case of a bonus which is not readily calculable at that time, within five days after the bonus can be calculated.
                  (2) The Company shall pay to Executive an amount equal to three times the highest total cash compensation (including any base salary, non-competition compensation, bonuses, and consulting fees) paid Executive in any of the Company's last three fiscal years completed prior to such termination. This amount shall be paid to Executive as provided in the last sentence of subsection
            (1) above.

                  (3) The Company shall pay to Executive an amount equal to the total amounts that would be expended for the benefits to be provided Executive under Section 3 above on the assumption that Executive will continue to be compensated for non-competition for three years after the termination. This amount shall be paid to Executive as provided in the last sentence of subsection (1) above either in cash or in the form of an annuity contract issued by an independent insurance company licensed to do business in New York that will provide payment of all such total amounts.
                  (4) All options and other rights that Executive may hold to purchase or otherwise acquire Common Stock of the Company shall immediately become exercisable in full for the total number of shares that are or might become purchasable thereunder, in each case without further condition or limitation except the giving of notice of exercise and the payment of the purchase price thereunder (but without amendment of the plan under which they were issued). At his discretion, Executive may elect to surrender to the Company his rights in any such options and rights held by him and, upon that surrender, the Company shall pay him an amount in cash equal to the aggregate spread between the exercise prices of all those options and rights and the value of the Common Stock purchasable thereunder (or of any other security into which the Common Stock has been exchanged or converted) as of the date of the termination of employment, the value to be determined by the reported last sale price of the Common Stock or that other security (or the mean between the reported last bid and asked prices) on that date on NASDAQ (or, if it is not NASDAQ, on whatever may then be the principal exchange or quotation system on which the Company's Common Stock or that other security is traded at that time).
                  (5) The Company shall repay any policy loans previously taken on the Company's life insurance policies on Executive's life  (provided  that  the  directors  of  the  Company  were  given written notice promptly after the making of any such loans which were made while Executive was an officer of the Company), and then shall transfer to Executive any and all of its right, title, and interest in and to all Company life insurance policies on Executive's life (and upon that transfer, Executive shall be deemed to have released the Company from any and all obligations it then owes to him to maintain and pay premiums on those policies, all other provisions of any agreements under which those policies were agreed to be maintained, however, to remain in effect).

                  (6) In addition to the amounts specified in clauses (1) through (5) of this paragraph (b), the Company shall pay to Executive, at the same time as those amounts are paid, an additional amount which, after taking into account all federal, state, and local income and excise taxes that Executive is required to pay with respect to receipt of the additional amount under this clause (6), will render the net after-tax payment to Executive under this clause (6) equal to the sum of:
                        (A) all federal, state, and local excise taxes that Executive is required to pay with respect to the payments made pursuant to clauses (1) through (5) above; and
                        (B) all federal, state, and local income and excise taxes that Executive is required to pay with respect to the payment made pursuant to this clause (6).

            The foregoing amounts of federal, state, and local income and excise taxes shall be determined initially by a nationally recognized firm of independent public accountants retained by Executive at his expense or, at Executive's option, by independent public accountants at the Company's expense, and such determination and the basis therefor shall be furnished in writing to Executive and the Company. Payment shall be made by the Company in accordance with that initial determination regardless whether there is a dispute over the accuracy thereof. If either party disputes that initial determination the matter shall promptly be referred to a nationally recognized firm of independent public accountants selected by the Executive (which firm shall not have been involved in the initial determination), and Executive and the Company shall promptly furnish to that firm such information as it reasonably requests. The Company shall make such additional payment to Executive or Executive shall refund to the Company, as the case may be, in accordance with the latter firm's determination. The fees and expenses of that firm shall be borne by the Company.

            (c) The Company may withhold from any payments due to Executive under paragraph (b) such amounts as its independent public accountants may determine are required to be withheld under applicable federal, state, and local tax laws.

            (d) If applicable, the provisions of this Section 20 shall control over the provisions of Section 7. In the event that Executive's employment is not terminated by the Company or the Executive within the six month period specified in Section 20(b), the provisions of Section 7 once again shall be applicable thereafter.

            (e) In addition, if any Change in Control of the Company occurs while this Agreement is effective, the Company shall purchase and fully pay for an annuity policy sufficient to pay the retirement benefits called for by
Section 9 of this Agreement and shall transfer ownership thereof to a "rabbi" trust for the benefit of Executive (but subject to the claims of Company creditors to the extent required under applicable tax laws so that the transfer  to the  trust  will  not  itself  be an  event  upon  which  Executive recognizes  income  for  federal  or  state  income  tax  purposes).  In lieu of purchasing the annuity policy, the Company may deposit cash into such a trust sufficient to provide, based on assumptions believed reasonable in the written opinion of a nationally recognized employee benefits organization, for assuring payment of those retirement benefits to Executive and his spouse.

            (f) Payment of the amounts called for by this Section 20 shall not affect the Company's obligation to pay non-competition compensation and benefits under Section 3 above or retirement benefits under Section 9 and, if elected by Executive, Section 10 above.

      21. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, administrators, successors, and assigns of the respective parties.

      IN WITNESS WHEREOF, Executive for himself, and the undersigned director of the Company, acting on behalf of the Company by authority of its Board of Directors, have executed this Agreement as of the day and year first above written.

       October 23, 1998                /s/David B. Lederer, Executive



                                       DETECTION SYSTEMS, INC.


       October 23, 1998                By:/s/Donald R. Adair, Chairman of the
                                       Compensation Committee of the Board of
                                       Directors